Acquisition and platform update 09 | 07 | 21 From genetics, health + Exhibit 99.2

Safe harbor statement This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s beliefs regarding the potential benefits of its pending acquisition of Ciitizen; the expected transaction terms; the company’s beliefs regarding its business and business strategy; and the benefits and importance of the company’s acquisitions and collaborations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the closing of the pending acquisition of Ciitizen; the ability of the company to achieve the expected benefits of the acquisition; the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the company's ability to continue to grow its business, including internationally; the ability to maintain important customer relationships; the company’s ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the company’s ability to obtain regulatory approval for its tests; the company's failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; the applicability of clinical research results to actual outcomes; the success of collaborations; security breaches, loss of data and other disruptions; laws and regulations applicable to the company's business; and the other risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These forward- looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Single greatest shift in medicine and healthcare “Modern” medicine Chemotherapy standard of care Newborn diagnosis after birth Symptom-based, universally applied Universal testing for all Risk information = effective prevention Earliest detection – disease eradication Personalized therapy and biomarker driven monitoring Gene informed healthcare throughout life

Invitae’s mission and core data tenets Patients own their health data Health data is more valuable when shared

A patient-mediated platform that allows patients to collect and store their medical records, and turns documents into usable, computable and relevant longitudinal data that can be shared with whomever they consent A patient-mediated platform for data sharing

Founder of Gliimpse, acquired by Apple in 2016 Data with a purpose - Ciitizen’s founding story Anil Sethi Ciitizen Muse - Tania Founded Ciitizen following the death of his sister, Tania, who battled metastatic breast cancer

Challenges within the current system Fragmented & non-standard data “Dark data”, limited by FHIR Onerous to access my data Perceived risk to privacy

How it works Onboard to Ciitizen Consent to share data Use patient’s HIPAA right of access-to-access raw records Ciitizen obtains all, unstructured records Medical records and images uploaded to patient’s account Step 1: Collect all medical documents

How it works (con’t) AI/machine learning extraction Defined data elements Human assisted quality review Patients own their data and can easily share records and images with any provider or person Step 2: Convert documents into useful data

One Company. One Patient. All patients FERTILITY & PERINATAL HEALTH ASSISTED REPRO PRENATAL TESTING NEONATAL TESTING PEDIATRIC TESTING CARRIER SCREENING ADULT DIAGNOSTIC THERAPY GUIDANCE PHARMACOGENOMICS RISK ASSESSMENT MRD/RECURRENCE MONITORING Age 18–40 Age 0–17 Age 41–65 Age 65+

Patients own and control their data Consent & preferences Security Privacy Transparency of usage Usefulness to the patient and society Accuracy Trust is the Foundation of our Strategy

Precision Medicine Marketplace Patient-centered data will drive the molecular medicine era* Clinical Commercial Research Patient-Centered Data Platform + Digital Capabilities Conception / Women’s Health Genetic Risk / Screening Oncology Treatment / Monitoring Newborn / Rare Disease Retail Healthcare Govt Payors Private Insurance Actuarial Discovery Trials Patient Community Genomic Testing Platform * Assuming completion of acquisition

Data/platform and information flow* Inputs/ Patient Data Personal Digital Health Wallet Outputs/ Patient Benefits Genomic profiles Historical procedures Family history/lifestyle EMR sources Biometric/wearables Patient surveys Imaging records Pharmacy Decision support Trial matching Clinical trial access Real-world data Outcomes data Advocacy Reimbursement support * Assuming completion of acquisition

Telemedicine Networks Pharmacy/Retail Health Payor Ecosystem Healthcare Provider Networks Biopharma/Testing Opening up to a variety of partnerships and ecosystem players Patient Advocacy Groups

Upfront Value Employee Retention Summary transaction terms* Summary terms Cash $125M(1) Shares of Invitae common stock $7.07M(2) Total Upfront Cash and Shares $325M RSUs for Continuing Employees $225M(3) Notes: * Subject to closing (1)Subject to adjustment for debt, working capital and transaction expenses (2)Consideration paid in shares calculated based on a trailing closing average price (3)RSUs vest over time

Provide genetic information services that inform healthcare throughout life Share genetics on a global scale to diagnose more patients correctly, earlier, and bring therapies to market faster Build partnerships with industry peers to increase utilization of genetic testing Make acquisitions that expand test menu content and services to open new markets Make genetic testing more affordable and more accessible GENOME NETWORK GENETIC TESTING GENOME MANAGEMENT Bringing genetics into mainstream medicine

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